UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CUSTOMERS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	27-2290659
(State of incorporation or organization)	(IRS Employer Identification No.)

1015 Penn Avenue, Suite 103 Wyomissing, PA	19610
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.375% Subordinated Notes Due 2034	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-218483

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

       Customers Bancorp, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its 5.375% Subordinated Notes due 2034 (the “Notes”) to be registered hereunder set forth under the heading “Description of Notes” in the Registrant’s Prospectus Supplement, dated December 4, 2019, and, to the extent not superseded by the aforementioned description in the Prospectus Supplement, as set forth under the heading “Description of Debt Securities” in the Registrant’s Prospectus dated June 23, 2017, constituting part of the Registration Statement on Form S-3 (File No. 333-218483) of the Registrant, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Notes are expected to be listed on the New York Stock Exchange.

Item 2.	Exhibits.

Exhibit No.	Description

4.1

Indenture, dated as of December 9, 2019, between the Registrant and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed December 9, 2019).

4.2

First Supplemental Indenture, dated as of December 9, 2019, between the Registrant and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed December 9, 2019).

4.3	Form of 5.375% Subordinated Note due 2034 (included in Exhibit 4.2).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CUSTOMERS BANCORP, INC.
By:	/s/ Carla A. Leibold
Name:	Carla A. Leibold
Title:	Executive Vice President and Chief Financial Officer and Treasurer

Date: December 9, 2019